As filed with the Securities and Exchange Commission on June 13, 2022

Registration Statement No. 333-262282

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RETINALGENIX TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	82-3936890
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1450 North McDowell Boulevard, Suite 150

Petaluma, CA 94954

(415) 578-9583
(Address and telephone number of registrant’s principal executive offices)

Jerry Katzman

Chief Executive Officer
RetinalGenix Technologies Inc.

1450 North McDowell Boulevard, Suite 150

Petaluma, CA 94954

(415) 578-9583
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Friedman, Esq.
Nazia J. Khan, Esq.
Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112-0015
Tel.: (212) 653-8700

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) relates to the registration statement on Form S-1 (File No. 333-258528), initially filed by RetinalGenix Technologies Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) on August 5, 2021 and declared effective by the Commission on October 7, 2021 (the “Registration Statement”).

This Post-Effective Amendment is being filed as an exhibit-only filing solely to file the form of Opinion. Accordingly, this Amendment No. 2 consists only of the facing page, the Explanatory Note, Item 16 of Part II of the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedule

All schedules have been mitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

EXHIBIT INDEX
Exhibit No.	Description
3.1**	First Amended and Restated Certificate of Incorporation of RetinalGenix Technologies Inc.
3.2**	Bylaws of RetinalGenix Technologies Inc.
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1**	Option Exchange Agreement by and between the Company and Diopsys, Inc. dated October 8, 2019
10.2**+	RetinalGenix Technologies Inc. 2017 Equity Incentive Plan
10.3**	Amended and Restated Master Services Agreement by and between the Company and ADM Tronics Unlimited, Inc. dated June 24, 2021
10.4**#	Sublicense Agreement by and between the Company and Sanovas Ophthalmology LLC dated June 24, 2021
23.1**	Consent of Liebman Goldberg & Hymowitz LLP, independent registered public accounting firm
23.2*	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1)
24.1**	Power of Attorney
107**	Filing Fee Table

* Filed herewith.

** Previously filed.

+ Indicates a management contract or any compensatory plan, contract or arrangement.

# Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Petaluma, State of California, on the 13th day of June, 2022.

RETINALGENIX TECHNOLOGIES INC.

By:	/s/ Jerry Katzman
Jerry Katzman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Jerry Katzman	Chief Executive Officer, President and Director	June 13, 2022
Jerry Katzman	(Principal Executive Officer and Principal Financial and Accounting Officer)

*	Director	June 13, 2022
Herbert Gould

* By:	/s/ Jerry Katzman
Jerry Katzman, Attorney-In-Fact